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                                                                   EXHIBIT 3.2




                     PHYSICIANS CARE FOR CONNECTICUT, INC.

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                                     Bylaws

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                                   ARTICLE I

                                    OFFICES

      Section 1. The principal office shall be located in Cheshire, Connecticut.

      Section 2. The corporation may also have offices at such other places both within and without the State of Connecticut as the board of directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                        ANNUAL MEETINGS OF STOCKHOLDERS

      Section 1 All meetings of Stockholders for the election of directors shall be held in the state of Connecticut, at such place as may be fixed from time to time by the Board of Directors.

      Section 2. Annual meetings of Stockholders, commencing with the 1997 annual meeting, shall be held on the second Tuesday in April, if not a legal holiday, and if a legal holiday, then on


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                                                    DRAFT #2, October 3, 1996

the next secular day following, at 6:00 P.M., at which the Stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

      Section 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be delivered not less than seven nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each Stockholder of record entitled to vote at such meeting.

                                  ARTICLE III

                        SPECIAL MEETINGS OF STOCKHOLDERS

      Section 1. Special meetings of Stockholders for any purpose other than the election of directors may be held at such time and place within or without the State of Connecticut as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2. Special meetings of Stockholders may be called at any time, for any purpose or purposes, by the Board of Directors or by such other persons as may be authorized by law.

      Section 3. Written or printed notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than seven nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each Stockholder of record entitled to vote at such meeting.


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      Section 4. The business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice.

                                   ARTICLE IV

                           QUORUM AND VOTING OF STOCK

      Section 1. The holders of a majority of the shares of each class of stock issued and outstanding and entitled to vote on the matter, represented in person or by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If; however, such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting and entitled to vote on the matter shall be the act of the Stockholders unless the vote of a greater or different number of shares of stock is required by law or the certificate of incorporation.

      Section 3. Except as provided in the certificate of incorporation, each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a


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meeting of Stockholders. A Stockholder may vote either in person or by proxy executed in writing by the Stockholder or by his duly authorized attorney-in-fact.

      Section 4. Any action required to be taken at a meeting of the Stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Stockholders entitled to vote with respect to the subject matter thereof.

                                    ARTICLE V

                                    DIRECTORS

      Section 1 . The number of directors shall be not less that seventeen (17) nor more than twenty-one (21) with the number of directorships over seventeen
(17) (the "Additional Directors") to be determined from time to time by the Board of Directors; provided, however, that prior to issuance of Class A and Class B Common Stock there shall be eleven (11) directors.

      Six (6) of the directors shall be elected by the Class A Stockholders with the first election occurring not more than one hundred and eighty (180) days after the last Closing of any issuance of Class A Common Stock. Each of these directors (the "Class A Directors") must be a physician and a member of a county medical society other than the Hartford or New Haven Medical Association. No more than two (2) of the Class A Directors may be members of any one county medical society at any given time; and at all times, not less than three of the Class A Directors shall be "Primary Care Physicians", as said term is defined by policy adopted by the Board of Directors from time to time.


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      Eleven (11) of the directors shall be appointed and removed by the Class C
Stockholder (the "MedServ Directors"). Six (6) of these eleven (11) directors shall be Primary Care Physicians.

      The Additional Directors (the number of which shall be determined in the discretion of the Board) shall be representatives of area employers, hospitals, investors in the corporation or individuals representing the interests of the corporation's subscribers. The Additional Directors shall be elected by a majority of the Class A Stockholders at the annual meeting of the stockholders from a list of nominees developed by the Board of Directors.

      Directors need not be residents of the State of Connecticut nor Stockholders of the corporation. The directors shall be elected or appointed at the annual meeting of the Stockholders. The initial Board of Directors shall be structured so that one-half of the elected directors serve one-year terms and one-half serve two-year terms. Thereafter, one-half of the elected directors shall be elected each year for two (2) year terms and until their successors shall have been elected and qualified.

      Section 2. A vacancy occurring in the Board of Directors may be filled as follows: (a) if the vacant position to be filled is that of a Class A Director, the vacancy shall be filled by the affirmative vote of a majority of the remaining Class A Directors; (b) if the vacant position to be filled was held by an individual who was appointed by the Class C Stockholder, the vacancy shall be filled by the Class C Stockholder; and (c) if the vacant position to be filled is that of an Additional Director, the vacancy shall be filled by the affirmative vote of a majority of the remaining Class A Directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in


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office. The Board of Directors, following the filling of vacancies, shall reflect the same primary care physician requirements as are set forth in Article V, Section 1.

     Any vacancy created by an increase in the number of directorships shall be filled for the unexpired term by action of the Stockholders in accordance with the provisions in these bylaws for the election of Directors.

     Section 3. The business affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the Stockholders.

     Section 4. The directors shall ensure that the books of the Corporation be maintained in a manner and at such place or places as may be required by the State of Connecticut.

     Section 5. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 1. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Connecticut.


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      Section 2. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the Stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

      Section 3. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

      Section 4. Special meetings of the Board of Directors may be called by the President on ten (10) days' notice to each director, either personally or by mail, telegram, facsimile, or similar means of communication; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

      Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      Section 6. A majority of the directors, including a majority of the MedServ Directors, shall constitute a quorum for the transaction of business unless a greater number is required by law or by the certificate of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater


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number is required by statute or by the certificate of incorporation. The following actions must be approved by at least a two-thirds affirmative vote of the MedServ Directors: the appointment of management of the Corporation, including the Chief Executive Officer and Chief Financial Officer; the incurring of debt in excess of one million dollars ($1,000,000); and the amendment of the Corporation's bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 7. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

      Section 8. A director or a member of a committee of the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment enabling all directors participating in the meeting to hear one another, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                   ARTICLE VII

                                   COMMITTEES

      Section 1. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by the bylaws or otherwise, may designate two or more directors to constitute an


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executive committee and/or other committees, which committees shall, to the extent provided in such resolution, have and be empowered to exercise all of the authority of the Board of Directors in the management of the Corporation, except as otherwise required bylaw, the certificate of incorporation or these bylaws. Vacancies in the membership of such committees shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. Such committees shall keep regular minutes of their proceedings and report the same to the Board when required.

                                  ARTICLE VIII

                                    NOTICES

      Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or Stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or Stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, facsimile, or similar means of communication.

      Section 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the certificate of incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


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                                   ARTICLE IX

                                    OFFICERS

      Section 1. The officers of the Corporation shall be elected by the Board of Directors and shall be a President and Chairperson of the Board, a Chief Executive Officer, a Vice-President, a Secretary and a Treasurer. The Board of Directors may also appoint additional Vice-Presidents, and one or more Assistant Secretaries and Assistant Treasurers and establish such other offices as it deems in its discretion.

      Section 2. The Board of Directors at its first meeting after each annual meeting of Stockholders shall elect a President and Chairperson of the Board, a Chief Executive Officer, one or more Vice-Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board.

      Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

      Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

      Section 5. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.


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                                  The President

      Section 6. The President and Chairperson of the Board of the corporation, shall preside at all meetings of the Stockholders and the Board of Directors and shall have such other powers and duties as may be determined by the Board.

                           The Chief Executive Officer

      Section 7. The Chief Executive Officer shall be responsible for the general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer will have ultimate responsibility for the operations of the Corporation's business and be accountable to the Board. The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent of the Corporation. The Chief Executive Officer shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe


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                               The Vice-President

      Section 8. The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     The Secretary and Assistant Secretaries

      Section 9. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.


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      Section 10. The Assistant Secretary, or if there be more than one, the
Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     The Treasurer and Assistant Treasurers

      Section 11. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     Section 12. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.


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      Section 13. If required by the Board of Directors, he shall give the
Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

      Section 14. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                    ARTICLE X

                             CERTIFICATES FOR SHARES

      Section 1. The shares of the Corporation shall be represented by certificates signed by the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. When the Corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any Stockholder upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class


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authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

     Section 2. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be adopted by the Corporation and issued by the Corporation with the same effect as if he were such officer at the date of its issue.

                               Lost Certificates

      Section 3. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.


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                               Transfers of Shares

      Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation.

                            Closing of Transfer Books

      Section 5. For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders, or Stockholders entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. If the stock transfer books shall be closed for the purpose of determining Stockholders entitled to notice of or to vote at a meeting of Stockholders, such books shall be closed for at least ten days, immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Stockholders, such date in any case to be not more than seventy days and, in case of a meeting of Stockholders, not less than ten days prior to the date on which the particular action


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requiring such determination of Stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed, the determination of Stockholders entitled to notice of or to vote at a meeting, or to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Stockholders. When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                             Registered Stockholders

      Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Connecticut.

                              List of Stockholders


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      Section 7. The officer or agent having charge of the transfer books for shares shall make, at least five days before each meeting of Stockholders, a complete list of the Stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of five days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any Stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Stockholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the Stockholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the Stockholders.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                                    Dividends

      Section 1. Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the certificate of incorporation.

      Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their


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absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     Checks

      Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   Fiscal year

      Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

 ................................................................................

                                      Seal

      Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Connecticut". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


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